UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DECEMBER 2, 2016
Date of Report (Date of earliest event reported)
LIVING 3D HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-01900
NEVADA (State or other jurisdiction of incorporation)	87-0451230 (I.R.S. Employer Identification No.)

RM. 1801-02, OFFICE TOWER TWO, GRAND PLAZA, 625 NATHAN ROAD, MONGKOK, KOWLOON, HONG KONG (Address of principal executive offices)	_______ (Zip Code)
Registrant's telephone number, including area code: (852) 3563-9280
Not Applicable
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Effective on the opening of business on December 2, 2016, the Financial Industry Regulatory Authority ("FINRA") granted market effectiveness to the following corporate actions of Living 3D Holdings, Inc. (the "Company"):

On October 19, 2016, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada which amended Article 3(a) of Article 3 of its Articles of Incorporation to read in its entirety as follows:

"(a) Each one hundred (100) shares of common stock of the Corporation issued and outstanding as of the date hereof shall automatically be changed and converted into one (1) share of common stock.  No fractional shares of common stock will be or remain issued and outstanding, and each shareholder otherwise entitled to a fractional share shall be entitled to round up the fractional share to the next whole number of shares.
The Corporation shall  have the authority to issue a total of three hundred million (300,000,000) shares of capital stock, consisting of: (i) Two hundred ninety million (290,000,000) shares of common stock, par value $0.001 per share; and (ii) Ten million (10,000,000) shares of blank check preferred stock, par value $0.001 per share."

The 1 for 100 Reverse Stock Split and the Increase in Authorized Capital corporate actions were approved by our Board of Directors and by holders of a majority of the outstanding shares of our common stock.

Although the Certificate of Amendment was filed with the Secretary of State of the State of Nevada on October 19, 2016, FINRA did not grant market effectiveness of both corporate actions until after the completion of its regulatory review of the required documentation relating to the corporate actions effective December 2, 2016.

In addition, effective on December 2, 2016, the 1:100 Reverse Stock Split took effect, and a "D" has been placed on the ticker symbol of our common stock (formerly "LTDH" and now "LTDHD") for 20 business days thereafter.

Further, regarding the Committee on Uniform Security Identification Procedures ("CUSIP") and the nine-digit, alphanumeric CUSIP numbers that are used to identify securities, the old CUSIP number for the Company's common stock (53839Q 108) has been suspended and cross-referenced to the new CUSIP number (53839Q 207) in regards to the Reverse Stock Split.

The Company and/or its stock transfer agent, Standard Registrar and Transfer Company, Inc., intends to notify the Company's record shareholders in the near future regarding the logistics and mechanics of exchanging their pre-split stock certificates for new post-split stock certificates.  Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the Company or its stock transfer agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 9, 2016	Living 3D Holdings, Inc. Registrant /s/ MAN WAH STEPHEN YIP BY: Man Wah Stephen Yip, Chairman of the Board of Directors